                                                                   EXHIBIT 99.77

                              INDEX OF ATTACHMENTS
                                     ITEM 77


SUB-ITEM 77D     Policies with respect to security investments

SUB-ITEM 77I     Terms of new or amended securities

SUB-ITEM 77O     Transactions effected pursuant to Rule 10f-3

SUB-ITEM 77Q1    EXHIBIT (a):  Amendment to registrant's Declaration of Trust
                 EXHIBIT (b):  Investment policy of registrant
                 EXHIBIT (c):  Constituent instruments defining the rights of holders of new classes of securities
                 EXHIBIT (d):  New or amended advisory contracts

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77D

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                           SUB-ITEM 77D(a) and 77Q1(b)

            (CHANGES TO A PORTFOLIOS INVESTMENT POLICIES ARE IN BOLD)

INTERNET TECHNOLOGIES TRUST
SUBADVISER:   Munder Capital Management ("Munder")

Under normal market conditions, the Internet Technologies Trust will invest AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in EQUITY SECURITIES OF COMPANIES THAT FALL INTO THREE BASIC CATEGORIES:

      - PURE PLAYS - COMPANIES WHOSE CORE BUSINESS MODELS ARE FOCUSED EXCLUSIVELY ON THE INTERNET;

      - BUILDERS - COMPANIES THAT PROVIDE THE INNOVATIVE HARDWARE, SERVICES AND SOFTWARE COMPONENTS WHICH ENABLE THE ADVANCEMENT OR FACILITATE THE USAGE OF THE INTERNET; AND

      - BENEFICIARIES - COMPANIES ACROSS A BROAD RANGE OF INDUSTRIES AND SECTORS THAT UTILIZE THE INTERNET TO ENHANCE THEIR BUSINESS MODELS.

PACIFIC RIM EMERGING MARKETS TRUST

SUBADVISER:   Manufacturers Adviser Corporation ("MAC")

The Pacific Rim Emerging Markets Trust, under normal conditions, invests AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stocks and equity-related securities of established, larger-capitalization non-U.S. companies located in the Pacific Rim region that have attractive long-term prospects for growth of capital.

The Portfolio may also invest up to 20% of its assets in countries outside the Pacific Rim region.

TELECOMMUNICATIONS TRUST

SUBADVISER:   INVESCO Funds Group, Inc. ("INVESCO")

Under normal market conditions, the Telecommunications Trusts invests at least 65% (80% AFTER JULY 31, 2002) OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in equity securities of companies engaged in the design, development, manufacture, distribution or sale of communications services and equipment and companies that are involved in supplying equipment or services to such companies (collectively referred to as the "telecommunications sector").

SCIENCE & TECHNOLOGY TRUST

SUBADVISER: T. Rowe Price Associates, Inc. ("T. Rowe Price")

The Science & Technology Trust invests, under normal market conditions, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in the common stocks of companies expected to benefit from the development, advancement, and use of science and technology.

INTERNATIONAL SMALL CAP TRUST

SUBADVISER:   Founders Asset Management LLC ("Founders")

The International Small Cap Trust invests, under normal circumstances, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in securities issued by foreign companies which have total stock market capitalizations or annual revenues of $1.5 billion or less ("small company securities")."

HEALTH SCIENCES TRUST

SUBADVISER:   T. Rowe Price Associates, Inc. ("T. Rowe Price")

The portfolio invests, under normal market conditions, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stocks of companies engaged in the research, development, production, or distribution of products or services related to health care, medicine, or the life sciences (collectively terms "health sciences").

AGGRESSIVE GROWTH TRUST

SUBADVISER:   A I M Capital Management, Inc.  ("AIM")

Not subject to the 80% rule.

EMERGING SMALL COMPANY TRUST

SUBADVISER: Franklin Advisers, Inc. ("Franklin")

Under normal market conditions, the Emerging Small Company Trust invests AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stock equity securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Growth Index ("small cap stocks") at the time of purchase.

         The portfolio may also invest up to 20% (measured at the time of purchase) of its total assets in any combination of the following if the investment presents a favorable investment opportunity consistent with the portfolio's investment goal:

      - equity securities of larger capitalization companies which Franklin believes have the potential for strong growth potential, and

      - relatively well-known, larger companies in mature industries which Franklin believes have the potential for capital appreciation.

SMALL COMPANY BLEND TRUST

SUBADVISER: Capital Guardian Trust Company ("CGTC")

The Small Company Blend Trust invests AT LEAST 80% ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES), under normal market conditions, in equity and equity-related securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Index ("small cap stocks") at the time of purchase.

DYNAMIC GROWTH TRUST

SUBADVISER:   Janus Capital Corporation ("Janus")

Not subject to the 80% rule.

MID CAP GROWTH TRUST

Subadviser:   INVESCO Funds Group, Inc. ("INVESCO")

Under normal market conditions, the Mid Cap Growth Trust invests AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stocks of mid-sized companies. INVESCO DEFINES MID-SIZED COMPANIES AS COMPANIES THAT ARE INCLUDED IN THE RUSSELL MID-CAP GROWTH INDEX AT THE TIME OF PURCHASE, OR IF NOT INCLUDED IN THAT INDEX, have market capitalizations of between $2.5 billion and $15 billion at the time of purchase.

MID CAP OPPORTUNITIES TRUST
Subadviser:   Putnam Investment Management, L.L.C. ("Putnam")

Under normal market conditions, the Mid Cap Opportunities Trust invests AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stocks and other equity securities of U.S. MID-SIZE companies.

MID CAP STOCK TRUST

Subadviser:   Wellington Management Company, LLP ("Wellington Management")

Wellington Management seeks to achieve the Trust's objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in equity securities of MID-SIZED companies with significant capital appreciation potential.

ALL CAP GROWTH TRUST

(formerly, the Mid Cap Growth Trust)
Subadviser:   A I M Capital Management, Inc.  ("AIM")

NOT SUBJECT TO THE 80% RULE.

FINANCIAL SERVICES TRUST

Subadviser:   Davis Advisors ("Davis")

DURING NORMAL MARKET CONDITIONS, AT LEAST 65% (80% after July 31, 2002) of the portfolio's net assets (plus any borrowings for investment purposes) ARE INVESTED IN COMPANIES THAT ARE PRINCIPALLY ENGAGED IN FINANCIAL SERVICES.

OVERSEAS TRUST

Subadviser:   Fidelity Management & Research Company ("FMR")

FMR normally invests at least 80% of the portfolio's assets in non-U.S. securities (primarily common stocks).

INTERNATIONAL STOCK TRUST

Subadviser:   T. Rowe Price International, Inc. ("T. Rowe International")

UNDER NORMAL MARKET CONDITIONS, the International Stock Trust invests AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stocks.

Under normal market conditions, the portfolio's investment in securities other than common stocks, is limited to no more than 20% of total assets.

INTERNATIONAL VALUE TRUST

Subadviser:   Templeton Investment Counsel, Inc. ("Templeton")

Not subject to 80% rule.

CAPITAL APPRECIATION TRUST

Subadviser:   Jennison Associates LLC ("Jennison").

Not subject to 80% rule.

STRATEGIC OPPORTUNITIES TRUST

Subadviser:   Fidelity Management & Research Company ("FMR")

Not subject to 80% rule.

QUANTITATIVE MID CAP TRUST

Subadviser:   Manufacturers Adviser Corporation ("MAC")

The portfolio invests, under normal market conditions, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in U.S. mid-cap stocks, convertible preferred stocks, convertible bonds and warrants.

GLOBAL EQUITY TRUST

Subadviser:   Putnam Investment Management, L.L.C. ("Putnam")

The portfolio invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in equity securities.

STRATEGIC GROWTH TRUST

Subadviser:   Massachusetts Financial Services Company ("MFS")

Not subject to 80% rule.

GROWTH TRUST

Subadviser:   SSgA Funds Management, Inc. ("SSgA")

Not subject to 80% rule.

LARGE CAP GROWTH TRUST

Subadviser:   Fidelity Management & Research Company ("FMR")

FMR normally invests AT LEAST 80% the portfolio's assets in securities (primarily common stocks) of companies with large market capitalizations. FMR GENERALLY DEFINES LARGE MARKET CAPITALIZATION COMPANIES AS THOSE WHOSE MARKET CAPITALIZATION IS SIMILAR TO THE MARKET CAPITALIZATION OF COMPANIES IN THE S&P 500(R) OR THE RUSSELL 1000(R).

FOR PURPOSES OR NORMALLY INVESTING AT LEAST 80% OF THE PORTFOLIO'S ASSETS IN SECURITIES OF COMPANIES WITH LARGE MARKET CAPITALIZATIONS, FMR INTENDS TO MEASURE THE CAPITALIZATION RANGE OF THE RUSSELL 1000 INDEX AND THE STANDARD & POOR'S 500SM (S&P 500(R)) NO LESS FREQUENTLY THAN ONCE A MONTH.

ALL CAP VALUE TRUST

Subadviser:   The Dreyfus Corporation ("Dreyfus")

Not subject to 80% rule.

CAPITAL OPPORTUNITIES TRUST

Subadviser:   Massachusetts Financial Services Company ("MFS")

Not subject to 80% rule.

QUANTITATIVE EQUITY TRUST

Subadviser:   Manufacturers Adviser Corporation ("MAC")

MAC seeks to attain this objective by investing, under normal market conditions, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in common stocks or in securities convertible into common stock or carrying rights or warrants to purchase common stocks or to participate in earnings.

BLUE CHIP GROWTH TRUST

Subadviser:   T. Rowe Price Associates, Inc. ("T. Rowe Price")

THE PORTFOLIO INVESTS, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS TOTAL ASSETS IN THE COMMON STOCKS OF LARGE AND MEDIUM-SIZED BLUE CHIP GROWTH COMPANIES.

UTILITIES TRUST

Subadviser:   Massachusetts Financial Services Company ("MFS")

The portfolio invests, under normal market conditions, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in securities of companies in the utilities industry. SECURITIES IN THE UTILITIES INDUSTRY MAY INCLUDE EQUITY AND DEBT SECURITIES OF DOMESTIC AND FOREIGN COMPANIES.

REAL ESTATE SECURITIES TRUST

Subadviser:   Cohen & Steers Capital Management, Inc. ("Cohen & Steers")

The portfolio invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in securities of real estate companies.

SMALL COMPANY VALUE TRUST

Subadviser:   T. Rowe Price Associates, Inc. ("T. Rowe Price")

Under normal market conditions, THE PORTFOLIO WILL INVEST at least 80% of its net assets (plus any borrowings for investment purposes) IN COMPANIES WITH MARKET CAPITALIZATIONS THAT DO NOT EXCEED THE MAXIMUM MARKET CAPITALIZATION OF ANY SECURITY IN THE RUSSELL 2000 INDEX AT THE TIME OF PURCHASE.

MID CAP VALUE TRUST

Subadviser:   Lord, Abbett & Co. ("Lord Abbett")

UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) will consist of investments in mid-sized companies, with market capitalizations of approximately $500 million to $10 billion.

VALUE TRUST

Subadviser:   Miller Anderson & Sherrerd, LLP ("MAS")

Not subject to 80% rule.

EQUITY INDEX TRUST

Subadviser:   Manufacturers Adviser Corporation ("MAC"),

NOT SUBJECT TO 80% RULE.

TACTICAL ALLOCATION TRUST

Subadviser:   UBS Global Asset Management ("UBS Global AM")

Not subject to 80% rule.

FUNDAMENTAL VALUE TRUST

Subadviser:   Davis Advisors ("Davis")

Not subject to 80% rule.

GROWTH & INCOME TRUST

Subadviser:   Wellington Management Company, LLP ("Wellington Management")

NOT SUBJECT TO 80% RULE.

U.S. LARGE CAP VALUE TRUST

Subadviser:   Capital Guardian Trust Company ("CGTC")

THE PORTFOLIO INVESTS at least 80% of the portfolio's net assets (plus any borrowings for investment purposes), UNDER NORMAL MARKET CONDITIONS, IN EQUITY AND EQUITY-RELATED SECURITIES OF COMPANIES WITH MARKET CAPITALIZATION GREATER THAN $500 MILLION AT THE TIME OF PURCHASE.

EQUITY-INCOME TRUST

Subadviser:   T. Rowe Price Associates, Inc. ("T. Rowe Price")

Not subject to 80% rule.

INCOME & VALUE TRUST

Subadviser:   Capital Guardian Trust Company ("CGTC")

Not subject to 80% rule.

BALANCED TRUST

Subadviser:   Manufacturers Adviser Corporation ("MAC")

Not subject to 80% rule.

HIGH YIELD TRUST

Subadviser:   Miller Anderson & Sherrerd, LLP ("MAS")

The portfolio invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in high yield debt securities, including corporate bonds and other fixed income securities (such as preferred stocks and convertible securities) which have the following ratings (or, if unrated, are considered to be of equivalent quality):

                                                                   Corporate Bonds, Preferred Stocks and Convertible
                                     Rating Agency                                    Securities
                                     -------------                                    ----------
                                        Moody's                                      Ba through C
                                   Standard & Poor's                                 BB through D

STRATEGIC BOND TRUST

Subadviser:   Salomon Brothers Asset Management Inc. ("SaBAM")

SaBAM seeks to achieve this objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in fixed income securities.

GLOBAL BOND TRUST

Subadviser:   Pacific Investment Management Company LLC ("PIMCO")

PIMCO seeks to achieve this investment objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in fixed income securities.

TOTAL RETURN TRUST

Subadviser:   Pacific Investment Management Company LLC ("PIMCO"),

NOT SUBJECT TO 80% RULE.

INVESTMENT QUALITY BOND TRUST

Subadviser:   Wellington Management Company, LLP ("Wellington Management")

Wellington Management seeks to achieve the portfolio's objective by investing, under normal market conditions, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in investment grade bonds.

The balance (no more than 20%) of the Investment Quality Bond Trust's assets may be invested in:

     - U.S. and foreign debt securities rated below "BAA" by Moody's or "BBB" Standard & Poor's (and unrated securities of comparable quality as determined by Wellington Management),

     -    preferred stocks,

     - convertible securities (including those issued in the Euromarket), and

     - securities carrying warrants to purchase equity securities, privately placed debt securities, asset-backed securities and privately issued and commercial mortgage-backed securities.

DIVERSIFIED BOND TRUST

Subadviser:   Capital Guardian Trust Company ("CGTC"),

CGTC seeks to achieve this investment objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in fixed income securities.

U.S. GOVERNMENT SECURITIES TRUST

Subadviser:   Salomon Brothers Asset Management Inc ("SaBAM")

SaBAM seeks to attain this objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and derivative securities.

MONEY MARKET TRUST

Subadviser:   Manufacturers Adviser Corporation ("MAC")

Not subject to 80% rule.

THE INDEX TRUSTS

Manufacturers Adviser Corporation ("MAC")

SMALL CAP INDEX TRUST

The Small Cap Index Trust invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in (a) the common stocks that are included in the Russell 2000 Index and (b) securities (which may or may not be included in the Russell 2000 Index) that MAC believes as a group will behave in a manner similar to the index.

INTERNATIONAL INDEX TRUST

The International Index Trust invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in (a) the common stocks that are included in the MSCI EAFE Index and (b) securities (which may or may not be included in the MSCI EAFE Index) that MAC believes as a group will behave in a manner similar to the index.

MID CAP INDEX TRUST

The Mid Cap Index Trust invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in (a) the common stocks that are included in the S&P 400 Index and (b) securities (which may or may not be included in the S&P 400 Index) that MAC believes as a group will behave in a manner similar to the index.

TOTAL STOCK MARKET INDEX TRUST

The Total Stock Market Index Trust invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in (a) the common stocks that are included in the Wilshire 5000 Index and (b) securities (which may or may not be included in the Wilshire 5000 Index) that MAC believes as a group will behave in a manner similar to the index.

500 INDEX TRUST

The 500 Index Trust invests, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in (a) the common stocks that are included in the S&P 500 Index and (b) securities (which may or may not be included in the S&P 500 Index) that MAC believes as a group will behave in a manner similar to the index.

LIFESTYLE TRUSTS

Manufacturers Adviser Corporation ("MAC")

Not subject to 80% rule.

SMALL-MID CAP GROWTH TRUST

SUBADVISER:   NAVELLIER MANAGEMENT, INC.  ("NMI")

The portfolio WILL INVEST, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF ITS ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in securities of small to mid capitalization sized companies, currently defined as companies with $2 billion to $10 billion in market capitalization at the time of purchase by the portfolio.

SMALL-MID CAP TRUST

Subadviser: Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson Rudnick")

Kayne Anderson Rudnick pursues this investment objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in small and mid cap companies. (Small and mid cap companies are companies whose market cap does not exceed the market cap of the largest company included in the Russell 2500 Index at the time of purchase by the portfolio.)

INTERNATIONAL EQUITY SELECT TRUST

Subadviser:   Lazard Asset Management ("Lazard")

Lazard seeks to obtain this investment objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in equity securities.

SELECT GROWTH TRUST

Subadviser:   Roxbury Capital Management, LLC ("Roxbury")

Not subject to the 80% rule.

GLOBAL EQUITY SELECT TRUST

Subadviser:   Lazard Asset Management ("Lazard")

Lazard seeks to obtain this investment objective by investing, UNDER NORMAL MARKET CONDITIONS, AT LEAST 80% OF THE PORTFOLIOS NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in equity securities.

CORE VALUE TRUST

Subadviser:   Rorer Asset Management, LLC ("Rorer")

Not subject to the 80% rule.

HIGH GRADE BOND TRUST

Subadviser:   Allegiance Capital, Inc. ("Allegiance")

Allegiance seeks to attain the portfolio's investment objective by investing, under normal market conditions, AT LEAST 80% OF THE PORTFOLIO'S NET ASSETS (PLUS ANY BORROWINGS FOR INVESTMENT PURPOSES) in investment grade, fixed income securities of varying maturities.